SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM 8-K


                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):      January 30, 1998
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                          Augment Systems, Inc.
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          (Exact Name of Registrant as Specified in its Charter)

                                Delaware
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             (State or Other Jurisdiction of Incorporation)

            0-22341                              04-3089539
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     (Commission File Number)           (I.R.S. Employer I.D. No.)

             2 Robbins Road, Westford, Massachusetts 01886
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      (Address of Principal Executive Offices, Including Zip Code)

                            (978) 392-8626
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          (Registrant's Telephone Number, Including Area Code)

                            Not Applicable
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     (Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events.
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     On January 30, 1998 Augment Systems, Inc. completed a $6.13 million private placement of unregistered shares priced at $1 per share with three institutional and other investors. The pricing reflects a zero discount from the share price of Augment's publicly traded common shares at the time of closing of the private placement. The approximately $6.13 million raised in this private placement will be used to implement the company's strategic plan.

     Augment Systems, Inc., headquartered in Westford, Massachusetts, designs, develops and markets high-end Fibre Channel file server systems for moving large image and data files rapidly and efficiently over computer networks. The company's initial target markets are the electronic publishing industry, medical imaging and the Internet/Intranet markets.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AUGMENT SYSTEMS, INC.


Date:  March 3, 1998                  By: /s/ Duane A. Mayo
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                                          Duane A. Mayo
                                          Chief Financial Officer